UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Greenwave Technology Solutions, Inc.

4016 Raintree Rd, Suite 300

Chesapeake, VA 23321

(800) 490-5020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 7, 2026

To the Stockholders of Greenwave Technology Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), will be held on December 7, 2026 at 12:30 p.m. Eastern Time. The Annual Meeting will be a virtual meeting to be held as a listen-only conference call by calling 877-407-3088 (Toll Free) or by visiting www.GWAV.vote. There will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (Toll Free) or email proxy@equitystock.com.

The principal business of the meeting will be:

1.	To elect three directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve the issuance of up to 3,571,429 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of 3,750 shares of Series B Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share (the “Series B Preferred Stock”), in accordance with Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq Listing Rule 5635(d)”); and

4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

You may vote if you were the record owner of shares of the Company’s Common Stock or Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) at the close of business on October 23, 2026. The Board of Directors of the Company has fixed the close of business on October 23, 2026 as the record date (the “Record Date”) for the determination of holders of Common Stock (the “Common Stockholders”) and holders of Series A-1 Preferred Stock (the “Series A-1 Preferred Stockholders”, and together with the Common Stockholders, the “Stockholders”) entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date, there were 2,982,484 shares of Common Stock and 450,000 shares of Series A-1 Preferred Stock outstanding and entitled to vote at the Annual Meeting. The Common Stockholders are entitled to one vote for each share of Common Stock held. The Series A-1 Preferred Stockholders are entitled to one vote per share of Common Stock each holder would be entitled to receive upon conversion of their Series A-1 Preferred Stock. The foregoing shares of Common Stock and Series A-1 Preferred Stock are referred to herein as the “Shares.” Holders of our Common Stock and Series A-1 Preferred Stock will vote together as a single class on all matters described in this proxy statement (the “Proxy Statement”).

Stockholders are cordially invited to virtually attend the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, you are requested to vote over the Internet, by telephone, or to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Voting by using the aforementioned methods will not prevent you from voting virtually at the Annual Meeting.

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to virtually attend the Annual Meeting.

For information on how to vote your Shares, please see the instructions from your broker or other fiduciary, as applicable, as well as “How Do I Vote?” in the Proxy Statement accompanying this notice.

We encourage you to vote over the Internet, by telephone, or by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your Shares, please contact our Chief Financial Officer at Greenwave Technology Solutions, Inc., at 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321, telephone number (800) 490-5020.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached Proxy Statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.GWAV.vote

By Order of the Board of Directors of Greenwave Technology Solutions, Inc.

Sincerely,

Danny Meeks, Chief Executive Officer and Chairman of the Board

Date:           , 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2026

The Notice of Annual Meeting of Stockholders, Annual Report on Form 10-K and our Proxy Statement are available at www.GWAV.vote

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement incorporates important business and financial information about Greenwave Technology Solutions, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission’s (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Chief Financial Officer of Greenwave Technology Solutions, Inc., at 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321, telephone number (800) 490-5020.

To ensure timely delivery of these documents prior to the Annual Meeting, any request should be made no later than November 30, 2026.

For additional details about where you can find information about Greenwave Technology Solutions, Inc., please see the section entitled “Where You Can Find More Information about the Company” in this Proxy Statement.

Greenwave Technology Solutions, Inc.

4016 Raintree Rd, Suite 300

Chesapeake, VA 23321

(800) 490-5020

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2026

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement, along with the accompanying notice of the 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Greenwave Technology Solutions, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 12:30 p.m. Eastern Time on December 7, 2026 or such later date or dates as such Annual Meeting date may be adjourned or postponed. The Annual Meeting will be a completely virtual meeting of Stockholders conducted via live audio listen-only conference to enable and encourage Stockholders to participate in the Annual Meeting from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.GWAV.vote.

In this Proxy Statement, we refer to Greenwave Technology Solutions, Inc. as “Greenwave,” the “Company,” “we,” “us,” or “our.”

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement in connection with the solicitation by the board of directors of the Company (referred to herein as the “Board of Directors” or the “Board”) of proxies, in the accompanying form, to be used at the Annual Meeting to be held at 12:30 p.m. Eastern Time on December 7, 2026 and any adjournments thereof. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 7, 2026. The Proxy Statement and annual report to security holders are available at www.GWAV.vote.

This Proxy Statement is being mailed on or about November 5, 2026 to Stockholders entitled to notice of and to vote at the meeting. You can also find a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2025, by following the instructions contained in the Notice of Availability mailed to Stockholders entitled to notice of and to vote at the meeting along with this Proxy Statement on December 7, 2026, or on the Internet through the SEC’s electronic data system at www.sec.gov or at www.GWAV.com.

Who May Attend and How Do I Attend?

Our Board has fixed the close of business on October 23, 2026 as the Record Date. Each share of Common Stock represents one vote to be voted on each matter presented at the Annual Meeting. Each share of Series A-1 Preferred Stock is entitled to vote on an as-converted basis and is convertible into Common Stock at 0.0001% of the then-outstanding shares of Common Stock, subject to a beneficial ownership limitation of 45% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of the Series A-1 Preferred Stock. Record holders and beneficial owners may attend the Annual Meeting via phone. Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

●	Access an audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International).

●	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

Stockholders of Record

●	Stockholders of record as of the Record Date can attend the Annual Meeting by accessing the live audio conference call at 877-407-3088 and presenting the unique 12-digit control number on the proxy card.

Beneficial Owners

●	If you were a beneficial owner of record as of the Record Date (i.e., you held your Shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time on December 3, 2026. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. At the time of the meeting, access the live audio conference call at 877-407-3088 and present your unique 12-digit control number.

●	Stockholders may submit live questions on the conference line while attending the virtual Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties, please call 877-804-2062 (Toll Free) or email proxy@equitystock.com.

Why is the 2026 Annual Meeting a virtual, online meeting?

We believe hosting the Annual Meeting virtually will enable increased Stockholder attendance and will encourage more active Stockholder engagement and participation at the Annual Meeting.

Who Can Vote?

Stockholders who owned Shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 2,982,484 shares of Common Stock and 450,000 shares of Series A-1 Preferred Stock outstanding and entitled to vote at the Annual Meeting. Holders of Series B Preferred Stock generally have no voting rights and are not entitled to vote on any matter or participate in any stockholder meeting, except as specifically provided in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company, dated September 8, 2026 (the “Certificate of Designations”) or as required by applicable law, including the Delaware General Corporation Law.

You do not need to virtually attend the Annual Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. Stockholders may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any Stockholder who has executed a proxy card but attends the Annual Meeting virtually may revoke their proxy by voting at the Annual Meeting. See “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each holder of Common Stock is entitled to one vote per share of Common Stock. Each holder of Series A-1 Preferred Stock is entitled to one vote per share of Common Stock each holder would be entitled to receive upon conversion of their Series A-1 Preferred Stock, subject to a beneficial ownership limitation of 45% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of the Series A-1 Preferred Stock. Holders of our Common Stock and Series A-1 Preferred Stock will vote together as a single class.

How Do I Vote?

Whether you plan to virtually attend the Annual Meeting or not, we urge you to vote by proxy. All Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Shares should be voted for, against or abstain with respect to each nominee for director and each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to virtually attend the Annual Meeting. If your Shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:

●	By Internet or by telephone. Follow the instructions you received to vote by Internet or telephone.

●	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Board.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

If you are a beneficial owner of Shares held in street name and do not provide the organization that holds your Shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your Shares may generally vote on routine matters, but cannot vote on non-routine matters.

How Does the Board Recommend that I Vote on the Proposals?

The Board recommends that you vote on the proposals presented herein as follows:

●	“FOR” the election of the Board nominees as directors;

●	“FOR” the ratification of the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	“FOR” the issuance of up to 3,571,429 shares of Common Stock issuable upon conversion of 3,750 shares of Series B Preferred Stock, in accordance with Nasdaq Listing Rule 5635(d).

If any other matter is presented, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	by signing a new proxy card and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above — only your latest Internet or telephone vote will be counted;

●	if your Shares are registered in your name, by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	by virtually attending the Annual Meeting and voting; however, virtually attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your Shares are voted.

What is a Broker Non-Vote?

If your Shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your Shares how to vote your Shares. If you do not provide voting instructions, your broker may vote your Shares in its discretion on “routine” proposals, but will not be permitted to vote your Shares on any “non-routine” proposals. This is called a “broker non-vote.” Proposal 2 (ratification of the appointment of RBSM LLP) is considered a routine matter. Proposal 1 (election of directors) and Proposal 3 (approval of the Series B share issuance) are considered non-routine matters.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The affirmative vote of a majority of the Shares cast (virtually or represented by proxy) on the subject matter at the Annual Meeting is required to elect nominees as directors. Abstentions are not considered Shares cast for this proposal, and thus, will have no effect on the vote for this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 2: Ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	The affirmative vote of a majority of the Shares present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your Shares on this proposal without receiving voting instructions from you.

Proposal 3: To approve the issuance of up to 3,571,429 shares of Common Stock issuable upon conversion of 3,750 shares of Series B Preferred Stock in accordance with Nasdaq Listing Rule 5635(d).	The affirmative vote of a majority of the Shares present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of more than one third (33.33%) of the outstanding shares of each class or series of voting stock then entitled to vote at the Annual Meeting constitutes a quorum at the Annual Meeting. Shares of Stockholders who are present at the Annual Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Do I Have Dissenters’ Rights of Appraisal?

The Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

Householding of Annual Disclosure Documents

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our Shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our Stockholders reside, if either we or the brokers believe that the Stockholders are members of the same family. This practice, referred to as “householding,” benefits both Stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

Those Stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) share an address with another one of our Stockholders and would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose Shares are registered in their own name should contact our transfer agent, Equity Stock Transfer, and inform them of their request by calling them at (212) 575-5757 or writing them at 237 W 37th Street, Suite 602, New York, NY 10018.

●	Stockholders whose Shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is Paying for this Proxy Solicitation?

The Company is paying the cost of preparing, printing and mailing these proxy materials. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We do not intend, but reserve the right, to use the services of a third-party solicitation firm to assist us in soliciting proxies.

Who will Count the Votes?

A representative from Equity Stock Transfer, LLC will act as the inspector of election and count the votes.

When are Stockholder Proposals due for the 2027 Annual Meeting of Stockholders?

At our annual meeting each year, our Board submits to Stockholders its nominees for election as directors. In addition, the Board may submit other matters to the Stockholders for action at the annual meeting. Our Second Amended and Restated Bylaws (the “Bylaws”) require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the 2027 annual meeting, stockholders of record intending to propose business must deliver notice in writing no later than September 8, 2027, but no earlier than August 9, 2027, to the Company at Attention: Secretary/Chief Executive Officer, Greenwave Technology Solutions, Inc., 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2027 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholder eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials under Rule 14a-8, you must submit your proposal in writing no later than July 8, 2027 to the Company at Attention: Chief Executive Officer, Greenwave Technology Solutions, Inc., 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321; provided, however, if the date of the 2027 annual meeting is convened more than 30 days before, or delayed by more than 30 days after, the first anniversary of this Annual Meeting, a stockholder proposal must be submitted in writing to the Company within a reasonable time before the Company prints and mails its proxy materials to stockholders for the 2027 annual meeting.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than October 8, 2027.

What Interest Do Executive Officers and Directors Have in Matters to Be Acted Upon?

None of the members of the Board and none of the executive officers of the Company have any interest in any proposal that is not shared by all other Stockholders of the Company except for Proposal No. 1 regarding the nomination of members to the Board.

Where Can I Find the Voting Results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company, at http://www.sec.gov. The Company’s website address is www.GWAV.com. Information contained on, or that can be accessed through, the Company’s website is not a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock, (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after October 21, 2026 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us, that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 2,982,484 shares of our Common Stock, 450,000 shares of Series A-1 Preferred Stock and 3,750 shares of Series B Preferred Stock issued and outstanding as of October 21, 2026. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities (including the Series A-1 Preferred Stock and Series B Preferred Stock, as applicable) held by that person that are currently exercisable or will be exercisable within 60 days after October 21, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Greenwave Technology Solutions, Inc., 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321.

	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding(1)	% of Total Voting Power
Directors and Named Executive Officers
Danny Meeks	2,188,404	(2)	73.37%	73.37%
Lisa Lucas-Burke	-		-	-
Cheryl Lanthorn	2,729	(3)	*	*
Chelsea Pullano	-		-	-
All directors and named executive officers as a group (4 people)	2,191,133		73.47%	73.47%

Other 5% Stockholder
-	-		-	-

* Represents beneficial ownership of less than 1.0% of our outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of October 21, 2026 are deemed outstanding. Shares of Common Stock subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of (i) 35,501 shares of Common Stock held directly by Mr. Meeks, (ii) 50 shares of Common Stock underlying warrants, and (iii) 2,152,853 shares of Common Stock held by DWM Properties, LLC, an entity controlled by Mr. Meeks. Mr. Meeks is also the beneficial owner, through DWM Properties, LLC, of 450,000 shares of the Company’s Series A-1 Preferred Stock. Each share of the Series A-1 Preferred Stock is convertible into that number of shares of Common Stock that constitutes 0.0001% of the outstanding shares of Common Stock on the date of applicable conversion notice and may not be converted to the extent that a holder would beneficially own in excess of 45% of the Common Stock outstanding immediately after giving effect to the conversion.

(3) Includes 1 share owned by Mrs. Lanthorn’s spouse.

PROPOSAL ONE:

ELECTION OF DIRECTORS

At this Annual Meeting, three (3) people, comprising the entire membership of the Board, are to be elected. The elected directors will serve until the Company’s next annual meeting of Stockholders or until their successors are elected and qualified. Each of the nominees currently serves on the Board.

The nominees have consented to serve if elected. We expect that the nominees will be available for election, but if they are not candidates at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

The term of office of the people elected as directors will continue until the next annual meeting or until their successor has been elected and qualified, or until the director’s death, resignation or removal.

Biographical and certain other information concerning the Company’s nominees for election to the Board is set forth below. Our directors are not directors in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any of our directors, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Name	Age	Position
Danny Meeks	52	Chief Executive Officer, Chairman of the Board
Cheryl Lanthorn	55	Director
Lisa Lucas-Burke	62	Director

Mr. Danny Meeks, Chief Executive Officer and Chairman of the Board – Mr. Meeks is the Chief Executive Officer of the Company, a position he has held since September 30, 2021. He has served as a director and Chairman of the Board since June 2021. He served as interim Chief Financial Officer from November 2021 to April 2022 and from April 2025 to February 2026. He was the sole owner and President of Empire Services, Inc., a metal recycling company he founded in 2002, until its acquisition by the Company in September 2021. Additionally, Mr. Meeks has been serving as the President of DWM Properties, LLC, his real estate holding company, since 2002 and as the President of Select Recycling and Waste Services, Inc., a waste disposal and recycling company, since October 2016. Mr. Meeks graduated from Manor High School in 1993. Mr. Meeks is well suited to serve on our Board due to his significant business and management experience and deep knowledge of growth and commercialization strategies. Mr. Meeks joined the Company’s Board to foster revenue-generating capabilities for the Company.

Mrs. Cheryl Lanthorn, Director – Mrs. Lanthorn has served as a Director of the Company since April 2022. Mrs. Lanthorn began her career as a Personal Administrator at Welton, Duke & Hawks before rising to Accounting Administrator due to her work ethic, extensive accounting knowledge, and attention to detail. For the next 14 years, Mrs. Lanthorn was a Software Trainer and Content Developer for Applied Systems, Inc., where she created webinars and instructional documentation to teach employees how to best utilize TAM, Vision, Epic, and other scalable software programs. From December 2015 to July 2022, Mrs. Lanthorn served as an Account Executive at Brown & Brown Insurance, where she managed one of the company’s largest books of business, managed employees and their books, trained new employees, and performed various other administrative duties. Since August 2022, Mrs. Lanthorn has been a Senior Account Manager at Marsh McLennan Agency, LLC, where she manages large corporate accounts.

Ms. Lisa Lucas-Burke, Director - Ms. Lucas-Burke has served as a Director of the Company since January 2025. Ms. Lucas-Burke began her career with the City of Portsmouth in the Information Technology Department in 1988, ultimately as a Computer Programmer Analyst. In 2000, Ms. Lucas-Burke joined her family business of Lucas Lodge, where she currently serves as Executive Director and business partner with her mother, Senator L. Louise Lucas. Ms. Lucas-Burke was appointed to the Economic Development Authority in 2010 by the City Council, where she was an EDA Commissioner for 6 years and ultimately achieved the position of Chairman of the Board. Ms. Lucas-Burke was elected to Portsmouth City Council in 2016 and was re-elected in 2020. During Ms. Lucas-Burke’s eight-year tenure on the Portsmouth City Council, she was unanimously voted in twice to serve as Vice Mayor by her City Council colleagues. A graduate of Norfolk State University, Ms. Lucas-Burke holds a Bachelor of Science Degree in Electronics Engineering (1987) and a Bachelor of Arts Degree in Psychology (2016). Ms. Lucas-Burke is a Diamond Life Member of Delta Sigma Theta Sorority, Incorporated, and her chapter affiliation has been with the Portsmouth Alumnae Chapter of Delta Sigma Theta Sorority, Inc., since 1996. Ms. Lucas-Burke served as Chapter President of Portsmouth Alumnae Chapter for two two-year terms (2008 – 2012). Ms. Lucas-Burke is also a member of the Portsmouth (VA) Chapter of The Links, Incorporated (2017 – present); Martin Luther King, Jr., Leadership Steering Committee (2006 – present); Portsmouth Democratic Committee (2006 – present); Lefcoe Trustee Board (2013 – present); Member of St. Mark Missionary Baptist Church (2009 – present); and is also a former board member and Chair of The Portsmouth Boulevard – Center for Youth (2006 – 2012), where she served as member, Treasurer and President over her six-year term on the board.

Family Relationships

There are no family relationships among our directors and executive officers.

Insider Trading Policy

We have an insider trading policy that governs the purchase, sale, and other disposition of our securities by our directors, officers, employees and other individuals associated with us, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to our most recent annual report. The Company has no policy regarding hedging the economic risks of equity ownership for the executive team or directors of the Company and the Company does not engage in this practice.

Compensation Recovery Policy

Our Board has adopted a compensation recovery policy, which provides that in the event we are required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or we determine there has been a significant misconduct that causes financial or reputational harm, we shall recover a portion or all of any incentive compensation. The policy is filed as an exhibit to our most recent annual report.

Changes to security holder director nomination procedures

The Company has not adopted procedures for considering director candidates submitted by stockholders under Item 407(c)(2)(iv), Regulation S-K.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the Shares cast (virtually or represented by proxy) on the subject matter at the Annual Meeting is required to elect nominees as directors. Abstentions are not considered Shares cast for this proposal, and thus, will have no effect on the vote for this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THEIR PROXY CARD.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our Stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and Code of Conduct and Ethics, together with our Second Amended and Restated Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct and Ethics is available on our website at https://www.GWAV.com/code-of-conduct and is also filed as an exhibit to our Annual Report on Form 10-K.

As described below, our Board has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Sustainability Committee and the Nominating and Corporate Governance Committee.

Our Board of Directors

As of the date of this Proxy Statement, our Board consists of three members. The number of directors on our Board can be evaluated and amended by action of our Board.

Our Board judges the independence of its directors by the standards established by the Nasdaq Stock Market (“Nasdaq”). Accordingly, the Board has determined that our two non-employee directors, Cheryl Lanthorn and Lisa Lucas-Burke, each meet the independence standards established by Nasdaq and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to resolve the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided with updates by the Chief Executive Officer and other executive officers of the Company on a regular basis.

Stockholder Communications. Although we do not have a formal policy regarding communications with the Board, Stockholders may communicate with the Board by writing to us at 4016 Raintree Rd, Suite 300, Chesapeake, VA 23321, Attention: Chairman. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Meetings

During the fiscal year ended December 31, 2025, our Board held six meetings and each member of our Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors that were held during the time that they served as members of the Board of Directors. For the fiscal year ended December 31, 2025, our Board was composed of four members from January 2025 to April 2025 and three members from April 2025 to December 2025. Our Audit Committee held four meetings during the year ended December 31, 2025. Our Compensation Committee and Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2025. Our Sustainability Committee held four meetings during the year ended December 31, 2025. We do not have a formal policy regarding attendance by members of the Board at the annual meeting of stockholders, but we strongly encourage all members of the Board to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances.

Board Committees

On December 9, 2015, our Board designated the following three committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. On September 13, 2022, the Board created a Sustainability Committee of the Board.

Audit Committee.  The Audit Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Cheryl Lanthorn is the Chairperson of the Audit Committee. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Cheryl Lanthorn is an “audit committee financial expert” serving on its Audit Committee. The Board has determined that each member of the Audit Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the rules of Nasdaq. A copy of the Audit Committee Charter is available on our website at https://www.GWAV.com/audit-committee-charter.

Compensation Committee. The Compensation Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Cheryl Lanthorn has served as the Chairwoman of the Compensation Committee since July 12, 2023. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, reviewing and recommending executive officer employment agreements, determining director compensation programs, overseeing the hiring of independent compensation consultants, preparing the compensation committee report, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Compensation Committee also grants stock options and other awards under our stock plans, periodically reviews the operation of the Company’s employee benefit plans and reviews the Compensation Committee Charter for its adequacy in meeting the Company’s compensation-related goals and objectives. The Compensation Committee Charter does not grant the right to delegate authority to other persons, although it does grant the Compensation Committee the flexibility to hire compensation consultants to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers. While the Board does not provide a formal role for executive officers in determining or recommending the amount or form of executive and director compensation, the Compensation Committee meets with the CEO at or near the start of each fiscal year to discuss the goals and incentive compensation programs. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Compensation Committee Charter is available on our website at https://www.GWAV.com/compensation-committee-charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Lisa Lucas-Burke and Cheryl Lanthorn. Cheryl Lanthorn is the Chairwoman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings and reviewing the Company’s policies and programs relating to matters of corporate citizenship, including public issues of significance to the Company and its stockholders. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at https://www.GWAV.com/ncg-charter.

Sustainability Committee. The Sustainability Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Cheryl Lanthorn is the Chairwoman of the Sustainability Committee. The Sustainability Committee is responsible for, among other things, setting and overseeing the Company’s goals, strategies, and commitments related to sustainability and Environmental Social Governance, including climate risks and opportunities, community and social impact, and diversity and inclusion. A copy of the Sustainability Committee Charter is available on our website at https://www.GWAV.com/sustainability-committee-charter.

Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as appropriate, regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that the risks we undertake are consistent with the Board’s risk parameters. While the Board oversees the risk management process, our management is responsible for day-to-day risk management and, if management identifies new or additional significant risks, it brings such risks to the attention of the Board.

Board Leadership Structure

Danny Meeks is the Chairman of our Board and Chief Executive Officer of the Company. The Chairman of the Board presides at all meetings of the Board, unless such position is vacant, in which case, the Chief Executive Officer of the Company would preside. Our Board has no established policy with respect to combining or separating the offices of chairman of the Board and principal executive officer. Currently, Mr. Meeks, our Chief Executive Officer, serves as Chairman of our Board. Our Board determined that, at the present time, having our Chief Executive Officer also serving as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board believes that Mr. Meeks years of management experience in our industry as well as his extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board.

Policy on Hedging the Economic Risks of Equity Ownership

The Company has no policy regarding hedging the economic risks of equity ownership for the executive team or directors of the Company and the Company does not engage in this practice.

Changes to security holder director nomination procedures

The Company has not adopted procedures for considering director candidates submitted by stockholders under Item 407(c)(2)(iv), Regulation S-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our outstanding shares of Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership in our Common Stock and other equity securities. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of copies of the reports received by us or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable to the Reporting Persons were timely met.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Meeks, whose biography is set forth above:

Name	Age	Position
Danny Meeks	52	Chief Executive Officer and Chairman of the Board
Chelsea Pullano	35	Chief Financial Officer

Danny Meeks, Chief Executive Officer and Chairman of the Board – Mr. Meeks’ biographical information is provided above under “Proposal One: Election of Directors.”

Chelsea Pullano, Chief Financial Officer – Ms. Pullano has served as Chief Financial Officer of the Company since February 2026. Ms. Pullano is a financial executive with experience supporting public and private companies in accounting, financial reporting, and strategic finance. Ms. Pullano co-founded MACK Financial Solutions, LLC (“MACK”) in May 2023, an accounting and advisory firm that provides outsourced financial, accounting and advisory services to growth-stage companies and public companies. Since May 2023, she has served as a partner and chief executive officer of MACK. Previously, from June 2020 to May 2023, Ms. Pullano served as Chief Financial Officer of Creatd, Inc. (OTCQB: CRTD), and from September 2024 to March 2025, as Director of Finance at the law firm Lucosky Brookman LLP.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officer for the year ended December 31, 2025 was Danny Meeks, our Chief Executive Officer.

Our named executive officers for the year ended December 31, 2024 were Danny Meeks, our Chief Executive Officer, and Isaac Dietrich, our former Chief Financial Officer. Mr. Dietrich’s employment was terminated on April 12, 2025.

Ms. Pullano, our Chief Financial Officer, was appointed in February 2026 and was not a named executive officer for the year ended December 31, 2025.

The following table presents the compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)(2)	All other compensation ($)		Total ($)
Danny Meeks	2025	—	—	—	—	—	2,876,605	—		2,876,605
Chief Executive Officer and Former Interim Chief Financial Officer(3)	2024	28,846	—	—	—	—	2,127,149	150,000	(4)	2,305,995

Isaac Dietrich	2025	107,468	—	—	—	—	—	—		107,468
Former Chief Financial Officer(5)	2024	64,624	230,100	93,000	—	—	—	—		387,724

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value was calculated using the Black-Scholes options pricing model.
(2)	In 2024, our CEO deferred a portion of his salary and bonuses not paid by the Company, and in 2025 our CEO deferred the full amount of his salary and bonsues not paid by the Company.
(3)	Mr. Meeks resigned as interim Chief Financial Officer of the Company in February 2026.
(4)	Includes $38,000 attributed to the personal use of a car, $23,700 in reimbursed travel expenses, a $10,000 business clothing allowance, and $78,300 in other living expenses.
(5)	Mr. Dietrich was terminated as the Company’s Chief Financial Officer in April 2025.

Narrative Disclosure to the Summary Compensation Table

Danny Meeks

On September 30, 2021, the Company entered into an employment agreement with Danny Meeks pursuant to which Mr. Meeks serves as the Company’s Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Meeks shall receive an annual base salary of $500,000. In addition, Mr. Meeks shall be eligible to receive an annual bonus and shall be eligible to receive such awards under the Company’s incentive plans as determined by the Company’s Compensation Committee. Mr. Meeks may be terminated by the Company or may voluntarily resign, at any time, with or without cause. Either the Company or Mr. Meeks may terminate Mr. Meeks’ employment upon two weeks’ prior written notice.

Until October 1, 2026, for every $1 million in annual revenue Empire Services, Inc., a Virginia corporation and wholly owned subsidiary of the Company, generates over $20 million, Mr. Meeks was entitled to receive either 7,576 shares of the Company’s Common Stock or $50,000 in cash, at the discretion of Mr. Meeks.

Upon termination except by death (the “Termination Date”), the Company shall pay Mr. Meeks (i) any accrued but unpaid compensation, (ii) a pro-rata portion of his annual bonus calculated as of the Termination Date and (iii) reimbursement of expenses incurred on or prior to the Termination Date. In addition, Mr. Meeks may elect to receive Consolidated Omnibus Budget Reconciliation Act of 1985 benefits for up to twelve months from the Termination Date. Upon termination of Mr. Meeks’ employment due to death, the Company shall pay Mr. Meeks’ estate (i) any accrued but unpaid compensation and (ii) reimbursement of expenses incurred on or prior to such date. Mr. Meeks is also entitled to participate in any and all benefit plans such as health, dental and life insurance, from time to time, in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. In the fiscal years ended December 31, 2025 and December 31, 2024, Mr. Meeks received $0 and $0 in bonuses, respectively. Mr. Meeks did not receive any compensation related to his position as a director. As of December 31, 2025 and 2024, Mr. Meeks was owed $3,051,605 and $950,000 in accrued but unpaid bonuses, respectively.

Isaac Dietrich

On April 28, 2023, the Company hired Isaac Dietrich as Chief Financial Officer, for which he received a salary of $300,000 per year. On April 12, 2025, the Company terminated the employment of Isaac Dietrich, effective immediately.

At no time during the periods listed in the above tables, with respect to any named executive officers, was there:

●	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
●	any waiver or modification of any specified performance target, goal or condition to pay out with respect to any amount included in non-stock incentive plan compensation or payouts; or
●	any non-equity incentive plan award made to a named executive officer.

Nonqualified Deferred Compensation

During the years ended December 31, 2025 and 2024, our CEO deferred a portion of his salary not paid by the Company, as disclosed in the table above. Such payments were deferred because timely payments would further jeopardize the Company’s ability to continue as a going concern. The Company intends to make such payments as soon as it is able.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding the outstanding equity awards held by our named executive officers (“NEOs”) as of December 31, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Isaac Dietrich	—	—	—	—	—	—	—	—	$—

Timing of Equity Awards

The Compensation Committee grants equity awards, including stock options, from time to time. This may also include grants in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock options, the Compensation Committee does not take material nonpublic information into account when determining the terms of equity awards and has not timed grants or the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, there were no stock option awards granted to any named executive officer within four business days preceding, or one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

Pay Versus Performance

In August 2022, the SEC adopted final rules to require companies to disclose information about the relationship between executive compensation actually paid and certain financial performance of the company. The information below is provided pursuant to Item 402(v) of SEC Regulation S-K with respect to “smaller reporting companies” as that term is defined in Item 10(f)(1) of SEC Regulation S-K.

(a) Year	(b) Summary Comp Table Total for PEO ($)(1)	(c) Comp. Actually Paid to PEO ($)(2)	(d) Average Summary Comp. Table for Non-PEO NEOs ($)(3)	(e) Average Comp. Actually Paid to Non-PEO NEOs ($)(4)	(f) Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(5)	(g) Net Income ($)(6)
2023	$750,000	$750,000	$136,633	$136,633	$64.13	$(33,597,142)
2024	$2,305,995	$178,846	$407,625	$407,625	$0.53	$(100,446,189)
2025	$2,876,605	$-	$-	$-	$0.04	$(24,596,592)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Meeks (Chief Executive Officer) from January 2023 to December 2025 for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation - Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Meeks as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (b). In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, there were no adjustments required to be made to Mr. Meeks’ total compensation for each year to determine the compensation actually paid. As of December 31, 2025 and 2024, Mr. Meeks was owed $3,051,605 and $950,000 in accrued bonuses, respectively.

(3)	The dollar amounts reported in column (d) represent the average amounts reported for the Company’s named executive officers as a group (excluding Mr. Meeks and Mr. Dietrich except after April 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Meeks and Mr. Dietrich except after April 2023) included for purposes of calculating the average amounts in each applicable year are as follows: Mr. Dietrich from April 2023 to December 2024.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Meeks and Mr. Dietrich except after April 2023) as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (d). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Meeks and Mr. Dietrich except after April 2023) for each year to determine the compensation actually paid:

(5)	Total Shareholder Return is determined based on the value of an initial fixed investment in the Company’s common stock of $100 on December 31, 2023 and calculated in accordance with Item 201(e) of SEC Regulation S-K.

(6)	The dollar amounts reported in column (g) represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

The Compensation Committee of the Board of Directors of the Company does not have a policy or practice regarding evaluating Total Shareholder Return as part of its determination of compensation decisions for the named executive officers. The Compensation Committee takes various factors into account in determining the competitiveness of its executive compensation. Over the past three fiscal years the Compensation Committee has recognized the significant time and effort required by the executive officers and others to manage the Company’s liquidity by raising capital while reducing operating expenses and cash used in operations, secure and maintain the Company’s listing on the Nasdaq Capital Market, and to source and evaluate merger and acquisition opportunities. To retain qualified executive management, the Board, from 2023 to 2025, paid bonuses to Mr. Meeks that were earned during fiscal years 2023 through 2025. Mr. Meeks last received equity awards in 2021.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee director of our Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Cheryl Lanthorn	$45,000	(1)	$-	$-	$-	$45,000
Lisa Lucas-Burke	$36,889	(2)	$-	$-	$-	$36,889
Henry Sicignano, III(3)	$29,583		$-	$-	$-	$29,583
Jason Adelman(4)	$18,000		$-	$-	$-	$18,000
Total:	$129,472		$-	$-	$-	$129,472

(1)	As of December 31, 2025, $1,500 is owed to Mrs. Lanthorn.
(2)	As of December 31, 2025, $1,500 is owed to Ms. Lucas-Burke.
(3)	Mr. Sicignano, III resigned from the Board effective February 14, 2025.
(4)	Mr. Adelman resigned from the Board effective April 10, 2025.

Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

Our Equity Incentive Plans

Our Stockholders approved our 2014 Equity Incentive Plan (“2014 Plan”) in June 2014, our 2015 Equity Incentive Plan (the “2015 Plan”) in December 2015, our 2016 Equity Incentive Plan (“2016 Plan”) in October 2016, our 2017 Equity Incentive Plan (“2017 Plan”) in December 2016, our 2018 Equity Incentive Plan (“2018 Plan”) in June 2018, our 2021 Equity Incentive Plan (“2021 Plan”) in September 2021, our 2022 Equity Incentive Plan (“2022 Plan”) in November 2022, our 2023 Equity Incentive Plan (“2023 Plan”) in October 2023, and our 2024 Equity Incentive Plan (“2024 Plan” and together with the 2014 Plan, 2015 Plan, 2016 Plan, 2017 Plan, 2018 Plan, 2021 Plan, 2022 Plan, and 2023 Plan, the “Plans”) in May 2024, which was subsequently amended in July 2024. The Plans are identical, except for the number of shares of Common Stock reserved for issuance under each.

The Plans provide for the grant of incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

Equity Compensation Plan Information

The following table and information below set forth information as of December 31, 2025 with respect to our Plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	10,545
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	10,545

Summary of the Plans

Authorized Shares

No shares of our Common Stock are reserved for issuance pursuant to the 2014 Plan, 2015 Plan, the 2016 Plan, the 2017 Plan, the 2018 Plan, the 2021 Plan, 2022 Plan, or 2023 Plan. There are currently 5 shares of our Common Stock available for issuance pursuant to the 2018 Plan, 1,112 shares of our Common Stock available for issuance pursuant to the 2021 Plan, 327 shares of our Common Stock available for issuance pursuant to the 2022 Plan, 1,828 shares of our Common Stock available for issuance pursuant to the 2023 Plan, and 7,273 shares of our Common Stock available for issuance pursuant to the 2024 Plan. Shares of Common Stock issued under our Plans may be authorized but unissued or reacquired shares of our Common Stock. Shares of Common Stock subject to stock awards granted under our Plans that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares of Common Stock, will not reduce the number of shares of Common Stock available for issuance under our Plans. Additionally, shares of Common Stock issued pursuant to stock awards under our Plans that we repurchase or that are forfeited, as well as shares of Common Stock reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Plans.

Administration

Our Board, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer our Plans. Our Board may also delegate to one or more of our officers the authority to designate employees other than directors and officers to receive specified stock awards, and, with respect to those awards, such officer or officers shall have all of the authority that the Committee would have.

Subject to the terms of our Plans, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares of Common Stock subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Plans. The Committee has the power to modify outstanding awards under the Plans, subject to the terms of the Plans and applicable law. Subject to the terms of our Plans, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the Plans. The exercise price of options granted under our Plans must be at least equal to the fair market value of our Common Stock on the date of grant. The term of an incentive stock option (“ISO”) may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares of Common Stock or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Plans, the Committee determines the other terms of options.

Performance Shares

Performance shares may be granted under our Plans. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares of Common Stock or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. Such agreement will state all terms and conditions of the agreement.

Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plans, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plans.

Other Share-Based Awards and Cash Awards

The Committee may make other forms of equity-based awards under our Plans, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Plans authorize us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Merger, Consolidation or Asset Sale

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plans, unless provisions are made in connection with such transaction for the continuance of the Plans and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving consideration therefor in money, services or property, then award amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate our Plans, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Each of the Plans will terminate ten years after the earlier of (i) the date that each such Plan is adopted by the Board, or (ii) the date that each such Plan is approved by the Stockholders, except that awards that are granted under the applicable Plan prior to its termination will continue to be administered under the terms of that Plan until the awards terminate, expire or are exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except for the below, from January 1, 2024 through the date of this Proxy Statement, we have not been a party to any transaction or proposed transaction in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this Proxy Statement.

Agreements with Danny Meeks and Affiliates of Danny Meeks

On January 1, 2023, the Company entered into a lease agreement for the Company’s Chesapeake location with an entity controlled by the Company’s Chief Executive Officer. Under the terms of the lease agreement, the Company pays $9,000 per month in rent, increasing 3% on January 1st of each year. The lease expired on January 1, 2025 and the Company extended the lease by a term of five years and has one option to extend the lease by a term of five years.

On July 28, 2023, the Company issued 61 shares of Common Stock to the Company’s Chief Executive Officer for the exchange of 250 shares of Series Z preferred stock, par value $0.001 per share (the “Series Z Preferred Stock”). As of December 31, 2025 and December 31, 2024, there were 0 and 0 shares of Series Z Preferred Stock outstanding, respectively.

Leases for Properties Underlying Scrap Yards

On January 24, 2022, the Company entered into a lease agreement for the Company’s Chesapeake location with an entity controlled by the Company’s Chief Executive Officer. Under the terms of the lease, the Company is required to pay $3,668 for the first twelve months of the lease and increasing by approximately 3% every 12 months thereafter until the expiration of the lease. The lease is for a period of five years from the commencement date and the Company was required to make a security deposit of $3,668. The Company does not have an option to extend the lease. The Company cannot sublease any of the office space under the lease agreement.

During the years ended December 31, 2025 and 2024, the Company leased 12 scrap yard facilities and equipment from an entity controlled by the Company’s Chief Executive Officer, including the lease for the Chesapeake location described above for $38,620 and $1,502,830, respectively. As of December 31, 2025 and December 31, 2024, the Company owed $0 and $2,070,402, respectively, in accrued rent and reimbursements to an entity controlled by the Company’s Chief Executive Officer.

Sale of Shredders and Downstream System to the Company

On July 31, 2023, the Company entered into a secured promissory note with an entity controlled by the Company’s Chief Executive Officer in the principal amount of $17,218,350. The note was for the purchase of certain equipment from an entity controlled by the Company’s Chief Executive Officer and is secured by such equipment. There were non-cash proceeds of $17,218,350 used to purchase equipment. The note is junior to the senior secured debt entered into by the Company on the same date. The note matures on July 31, 2043 and accrues interest at 7% per annum. The note requires interest-only payments until the senior secured debt is fully satisfied. The Company made payments of $0 and $0 towards the principal and interest, respectively, during the years ended December 31, 2025 and 2024, respectively. On March 29, 2024, the holder of the note exchanged $10,000,000 in principal for 1,000 shares of Series D Preferred Stock (see Note 15 – Stockholders’ Equity of the Notes to the Consolidated Financial Statements for the year ended December 31, 2025). On April 21, 2024, the holder of the note exchanged $7,218,350 in principal for 3,748 shares of Common Stock (see Note 15 – Stockholders’ Equity of the Notes to the Consolidated Financial Statements for the year ended December 31, 2025). As of December 31, 2025 and 2024, the note had a balance of $0 and $0, respectively.

On May 10, 2024, the Company entered into an exchange agreement with DWM Properties, LLC (“DWM”), whereby the Company and DWM agreed to exchange 1,000 shares of the Company’s Series D Preferred Stock issued by the Company to DWM for 12,121 shares of the Company’s Common Stock. As a result of the transaction, the Series D Preferred Stock was extinguished. The resulting gain on the transaction of $1,224,400 for the difference between the fair value of the Common Stock and the carrying value of the Series D Preferred Stock was recorded as a contribution of capital as the transaction was between related parties.

Sale of Equipment to the Company

On June 5, 2024, the Company entered into a Bill of Sale with DWM, an entity wholly owned by Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase certain vehicles held by DWM in exchange for $3,582,181. The equipment included 27 trucks which enabled the Company to rapidly expand its fleet of trucks offering hauling services to clients, as well as transporting its scrap metal products to customers. The Company has recorded the equipment on its financial statements at its cost basis.

Sale of Properties Underlying Scrap Yards to the Company

On December 2, 2024, the Company entered into a Contract of Sale (the “Contract of Sale”) with DWM Properties LLC (“DWM”), KPAJ, LLC and Oceana Salvage Properties, L.L.C. (collectively, the “Sellers”), in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase the Premises (as defined in the Contract of Sale) held by the Sellers for an aggregate purchase price of $15,000,000, to be allocated among the seven parcels comprising the Premises and the Licenses and Permits (as defined in the Contract of Sale), as more fully described in the Contract of Sale. The transaction closed on December 2, 2024.

The purchase price was payable by (i) the issuance of an aggregate of 450,000 shares of Series A-1 Preferred Stock to the Sellers at an aggregate valuation of $3,300,084 and (ii) the issuance of a promissory note payable to DWM (the “DWM Note”) in the aggregate principal amount of $11,699,916. The DWM Note bears interest at a rate of 10% per annum, and is payable in equal installments of $2,983,309 on each of December 31, 2024, January 31, 2025, February 28, 2025 and March 31, 2025 (each, a “Payment Date”); provided, that if payment on a Payment Date would cause the Company’s cash balance to be less than $3,000,000, then such Payment Date and each subsequent Payment Date shall be extended by 30 days. The Company shall make all payments owed under the DWM Note within 12 months from the date of issuance. In addition, if the Company exercises a 30-day extension of any payment, the Company is required to furnish to DWM such financial information and data as DWM may reasonably request to confirm the Company’s cash balance. The Company made payments of $2,300,000 and $4,008,057 towards the principal during the years ended December 31, 2025 and December 31, 2024, respectively. As of December 31, 2025 and 2024, the note had a principal balance and accrued interest of $5,391,859 and $7,691,859, respectively.

Related-Party Hauling, Mechanic, Equipment Rental, and Miscellaneous Services

During the years ended December 31, 2025 and 2024, the Company provided $392,644 and $850,737, respectively, in hauling services to an entity controlled by the Company’s Chief Executive Officer.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $816,993 and $1,396,330, respectively, for hauling services rendered to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid entities controlled by the Company’s Chief Executive Officer $0 and $147,401, respectively, for scrap metal provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $847,326, respectively, for mechanic and repair services provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $506,358, respectively, for equipment rentals provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $1,219,207 and $29,635, respectively, for materials sold to the Company.

Scope of Work Agreement

Ms. Pullano’s appointment as Chief Financial Officer was in connection with the Company’s entry into the scope of work agreement (the “CFO Agreement”) with MACK Financial Solutions, LLC (“MACK”), dated January 2, 2026, pursuant to which MACK agreed to provide professional services to the Company, including oversight of all bookkeeping, financial reporting and SEC reporting duties of the Company (collectively, the “MACK Services”) and Ms. Pullano serving as the part-time Chief Financial Officer of the Company, subject to her appointment by the Board. Ms. Pullano is the co-founder and CEO of MACK. As CFO, Ms. Pullano provides strategic financial oversight and executive-level support to the Company, including review and certification of SEC filings, financial reporting coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a CFO of a public company (collectively, the “CFO Services” and together with the MACK Services, the “Services”). In consideration of the Services to be performed, the Company pays MACK $7,500 per month for the CFO Services and an aggregate of $12,500 per month for the MACK Services. Additionally, Ms. Pullano is entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law. For the years ended December 31, 2024 and December 31, 2025, the Company paid MACK $0 and $0.

Exchange Agreement

On August 24, 2026, the Company entered into an Exchange Agreement with DWM Properties LLC (“DWM”), an entity controlled by Danny Meeks, the Chief Executive Officer of the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, in exchange for the satisfaction of an outstanding promissory note payable to DWM with a principal balance of $5,391,859 and other related party amounts owed to Mr. Meeks and his affiliates totaling $2,608,141, the Company issued an aggregate of 2,152,853 shares (the “Exchange Shares”) of Common Stock to DWM.

Related Party Transaction Policy

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

The Audit Committee has reviewed and approved the transactions described in “Agreements with Danny Meeks and Affiliates of Danny Meeks” above.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF RBSM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Board has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. The Board proposes that our Stockholders ratify this appointment. RBSM has served as our independent registered public accounting firm since December 28, 2017.

We expect that representatives of RBSM will be available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of RBSM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the Stockholders fail to ratify the selection of RBSM as our independent registered public accounting firm, the Board will reconsider whether to retain RBSM for fiscal year 2026. In deciding whether to appoint RBSM, the Audit Committee reviewed auditor independence issues and existing commercial relationships with RBSM and concluded that RBSM has no commercial relationships with the Company that would impair its independence for the fiscal year ending December 31, 2026. Set forth below are approximate fees paid for services rendered by RBSM for the fiscal years ended December 31, 2025 and December 31, 2024.

	RBSM
	2025	2024
Audit Fees	$380,000	$350,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Totals	$380,000	$350,000

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by RBSM for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s annual report on Form 10-K and in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2025 and 2024 were $380,000 and $350,000, respectively.

Audit-Related Fees

The aggregate fees billed in either of the last two fiscal years for assurance and related services by RBSM that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” for the fiscal years ended December 31, 2025 and 2024 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2025 and 2024 were $0 and $0, respectively.

All Other Fees

Other fees billed for professional services provided by the principal accountant, other than the services reported above, for the fiscal years ended December 31, 2025 and 2024 were $0 and $0, respectively.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Pre-Approval Policies and Procedures

Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the Shares present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal. We are not required to obtain the approval of our Stockholders to appoint the Company’s independent registered public accounting firm. However, if our Stockholders do not ratify the appointment of RBSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RBSM AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THEIR PROXY CARD.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025 with management;

●	discussed with the Company’s independent auditors the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301; and

●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with RBSM matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by RBSM for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully,
Cheryl Lanthorn (Chair)
Lisa Lucas-Burke

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF UP TO 3,571,429 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF 3,750 SHARES OF SERIES B PREFERRED STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D)

General

The Company is seeking Stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to 3,571,429 shares of Common Stock issuable upon conversion of 3,750 shares of Series B Preferred Stock.

Series B Preferred Stock Private Placement

On September 7, 2026, the Company entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) by and among the Company and five institutional investors (each an “Investor”, together the “Investors”) for the issuance and sale in a private placement (the “Series B Private Placement”) of an aggregate of 3,750 shares of Series B Preferred Stock, which are convertible into Common Stock (the “Conversion Shares”) at any time or times on or after their initial issuance date at an initial conversion price of $5.24 per share, as provided in the Certificate of Designations. Pursuant to the Certificate of Designations, on September 28, 2026, the date on which the Registration Statement (as defined below) was declared effective by the SEC, the conversion price was reduced to $2.512 per share, which was the lower of (i) the average of the five closing sale prices of the Common Stock during the five consecutive trading day period ending immediately prior to such date and (ii) the conversion price then in effect (as so adjusted, the “Conversion Price”). The Conversion Price is subject to further adjustment for stock dividends, stock splits, reclassifications, stock combinations and the like, as provided in the Certificate of Designations. The Company may not effect the conversion of any Series B Preferred Stock to the extent that after giving effect to such conversion, the Investor together with the other Attribution Parties (as defined in the Certificate of Designations) would collectively beneficially own more than 4.99% of the Company’s Common Stock outstanding immediately after such conversion (the “Beneficial Ownership Limitation”). Additionally, the Company may not issue any shares of Common Stock upon conversion of the Series B Preferred Stock to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock that would be issued pursuant to the Preferred Stock Purchase Agreement would exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Preferred Stock Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Preferred Stock Purchase Agreement, unless and until we obtain the approval by our Stockholders of the issuance of such shares in accordance with Nasdaq Listing Rule 5635(d).

Pursuant to the Certificate of Designations, Investors have a right of alternate conversion upon the occurrence of a Triggering Event (as defined in the Certificate of Designations). Subject to the Beneficial Ownership Limitation, at any time after the earlier of an Investor’s receipt of a notice of a Triggering Event (a “Triggering Event Notice”) or such Investor becoming aware of a Triggering Event and ending (such ending date, the “Alternate Conversion Right Expiration Date”) on the twentieth (20th) trading day after the later of (x) the date such Triggering Event is cured and (y) such Investor’s receipt of a compliant Triggering Event Notice, such Investor may, at its option, deliver a notice of conversion (each, a “Conversion Notice”) to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), to convert all, or any number, of the shares of Series B Preferred Stock held by such Investor into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

“Alternate Conversion Price” means the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion, and (ii) the greater of (x) $1.05 (the “Floor Price”) and (y) the lowest VWAP of the Common Stock during the five (5) consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

Pursuant to the Certificate of Designations, as determined by the Board, the Investors can receive dividends on the Series B Preferred Stock. No other dividends may be paid on shares of the Series B Preferred Stock. Except as otherwise set forth in the Certificate of Designations or as required by law, the Investors have no voting rights and are not entitled to call a meeting of holders of Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”) for any purpose.

However, as long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of such Holders, voting together as a single class, (a) amend or repeal any provision of, or add any provision to, its certificate of incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series B Preferred Stock under the Certificate of Designations, regardless of whether any such action shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series B Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of senior preferred stock or parity stock; (d) purchase, repurchase or redeem any shares of junior stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any junior stock; (f) issue any Series B Preferred Stock other than as contemplated under the Certificate of Designations or pursuant to the Preferred Stock Purchase Agreement; or (g) whether or not prohibited by the terms of the Series B Preferred Stock, circumvent a right of the Series B Preferred Stock.

On September 9, 2026, the Company closed the Series B Private Placement and issued the Series B Preferred Stock to the Investors for aggregate proceeds of $3.75 million, before deducting placement agent fees and other offering expenses that were payable by the Company in connection with such closing. The Series B Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

In connection with the Series B Private Placement, on September 7, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and the Investors pursuant to which the Conversion Shares are entitled to registration under the Securities Act. Pursuant to the Registration Rights Agreement, the Company was required to file a registration statement to register the Conversion Shares within ten (10) business days following the execution date of the Registration Rights Agreement (the “Filing Deadline”), and the Company was required to use its commercially reasonable efforts to have such registration statement and any amendment declared effective at the earliest practicable time, but in no event later than thirty (30) business days from the Filing Deadline. On September 18, 2026, the Company filed a registration statement on Form S-1 (File No. 333-299026) (the “Registration Statement”) registering 3,571,429 Conversion Shares, which represents the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, calculated based on conversion of all shares of Series B Preferred Stock at the Floor Price, which is the lowest possible conversion price pursuant to the terms of the Certificate of Designations. The Registration Statement was declared effective by the SEC on September 28, 2026.

Reasons for the Proposal

The Board of Directors has determined that the Series B Preferred Stock, and the Company’s ability to issue Common Stock upon conversion of the Series B Preferred Stock, are in the best interests of the Company and its Stockholders because the sale of the Series B Preferred Stock provided the Company with significant capital. Accordingly, we are seeking Stockholder approval of this proposal in order to comply with the terms of the Preferred Stock Purchase Agreement, the Certificate of Designations and Nasdaq Listing Rule 5635(d), to the extent applicable.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance at a price that is less than the lower of: (i) the Nasdaq Official Closing Price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, the Company is seeking Stockholder approval to issue more than 20% of the Company’s outstanding Common Stock pursuant to the Preferred Stock Purchase Agreement and the Certificate of Designations (and as aggregated with those shares of Common Stock that may be issued to such Investors) in compliance with Nasdaq Listing Rule 5635(d).

Potential Consequences if this Proposal is Not Approved

If Stockholders do not approve this proposal, the Company will not be able to issue shares of Common Stock to the Investors upon conversion of the Series B Preferred Stock in excess of the Exchange Cap. Pursuant to the Preferred Stock Purchase Agreement, if Stockholder approval is not obtained at the Annual Meeting, the Company is required to cause an additional stockholder meeting to be held as soon as possible and, if Stockholder approval is still not obtained, to hold additional stockholder meetings semi-annually thereafter until such approval is obtained, costing the Company additional time and money. Accordingly, if Stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company’s ability to successfully implement its business plans and ultimately generate value for its Stockholders is dependent on its ability to maximize capital raising opportunities.

Potential Adverse Effects of this Proposal

Each share of Common Stock that would be issuable to the Investors upon conversion of the Series B Preferred Stock would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance to the Investors of the Common Stock upon conversion of the Series B Preferred Stock will not affect the rights of holders of Common Stock, but such issuances will have a dilutive effect on the Company’s existing holders of Common Stock, including the voting power and economic rights of existing holders of Common Stock, and may result in a decline in the Company’s stock price or greater price volatility. Further, any sales in the public market of the Common Stock issuable to the Investors upon conversion of the Series B Preferred Stock could adversely affect prevailing market prices of the Common Stock.

Interests of Directors and Executive Officers

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the Shares present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 3,571,429 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF 3,750 SHARES OF SERIES B PREFERRED STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THEIR PROXY CARD.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

By order of the Board of Directors,

Danny Meeks
Chief Executive Officer and Chairman of the Board

, 2026

Chesapeake, VA